UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2021

American Public Education, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33810	01-0724376
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 W. Congress Street Charles Town, West Virginia	25414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 304-724-3700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	APEI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined  in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                                                        Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01	Regulation FD Disclosure.

American Public Education, Inc. (the “Company”) on October 28, 2020, announced that in connection with entering into a definitive agreement to acquire Rasmussen University (the “Rasmussen Acquisition”), a nursing- and health sciences-focused institution serving over 18,000 students at its 24 campuses across seven states and online, the Company entered into a senior secured credit facilities commitment letter (the “Commitment Letter”) with Macquarie Capital (USA) Inc. (“Macquarie Capital”) and Macquarie Capital Funding LLC (“Macquarie Lender”), pursuant to which Macquarie Lender committed to provide (i) a senior secured term loan facility in the aggregate principal amount of $175 million (the “Term Facility”) and (ii) a senior secured revolving loan facility in an aggregate commitment amount of $20 million (together with the Term Facility, the “Facilities”).

Macquarie Capital, as lead arranger and bookrunner for the Facilities, has informed the Company that Macquarie Capital has successfully syndicated the Facilities and allocated expected commitments from lenders to be funded in connection with the closing of the Facilities (the “Closing”), subject to the execution of final documentation. The Company currently expects the Closing to occur in connection with the closing of the Rasmussen Acquisition, which is expected to close in the middle of the third quarter of 2021.  The Company intends to pay a portion of the $300 million cash consideration for the Rasmussen Acquisition with proceeds from the Term Facility. The Facilities are expected to bear interest at a per annum rate equal to LIBOR (subject to a floor of 0.75%) plus an applicable margin of 5.50%. In addition, the Company expects that it will pay to the lenders (i) holding commitments in respect of the Term Facility, and (ii) an upfront fee at Closing equal to 2.0% of the stated principal amount of the Term Facility.  The terms of the Facilities are not final and are subject to entering into final documentation at Closing.

Cautionary Information Regarding Forward-Looking Statements

Statements made in this Current Report on Form 8-K regarding the Company or its subsidiaries that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates, and projections about APEI and its industry. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “seek,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “will,” “would,” and other similar words or expressions. Forward-looking statements in this Current Report on Form 8-K include, without limitation, statements regarding the expected interest rate and terms of the Facilities, the timing of the Closing and use of proceeds of the Facilities. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, among others, risks related to: the failure to agree to definitive documentation for the Facilities; the satisfaction of conditions to the closing of the Rasmussen Acquisition, including the failure to obtain or delay in obtaining required regulatory and accreditor approvals; risks related to market and other general economic conditions, including as a result of COVID-19; other events that could adversely impact the Rasmussen Acquisition and the Closing; and the various risks described in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, unless required by law, even if new information becomes available or other events occur in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Public Education, Inc.

Date: April 12, 2021
	By:	/s/ Richard W. Sunderland, Jr.
Richard W. Sunderland, Jr.
Executive Vice President and Chief Financial Officer